PLEDGE AGREEMENT
among
AMERICAN INTERNATIONAL GROUP, INC.
and
WILMINGTON TRUST COMPANY,
as Collateral Agent, Custodial Agent and Securities Intermediary
and
THE BANK OF NEW YORK,
as Purchase Contract Agent
Dated as of May 16, 2008

TABLE OF CONTENTS

	Article I

	Definitions

Section 1.1	Definitions	1

	Article II

	Pledge

Section 2.1	Pledge	5
Section 2.2	Termination	5

	Article III

	Distributions on Pledged Collateral

Section 3.1	Income and Distributions	6
Section 3.2	Payments Following Termination Event	6
Section 3.3	Payments Prior to or on Stock Purchase Date	6
Section 3.4	Payments to Purchase Contract Agent	7
Section 3.5	Assets Not Properly Released	7

	Article IV

	Control
Section 4.1	Establishment of Collateral Account	7
Section 4.2	Treatment as Financial Assets	8
Section 4.3	Sole Control by Collateral Agent	8
Section 4.4	Securities Intermediary’s Location	8
Section 4.5	No Other Claims	8
Section 4.6	Investment and Release	9
Section 4.7	Statements and Confirmations	9
Section 4.8	Tax Allocations	9
Section 4.9	No Other Agreements	9
Section 4.10	Powers Coupled with an Interest	9
Section 4.11	Waiver of Lien; Waiver of Set-off	9

	Article V

	Initial Deposit; Creation of Treasury Units and Recreation of Corporate Units

Section 5.1	Initial Deposit of Debentures	10
Section 5.2	Creation of Treasury Units	10
Section 5.3	Recreation of Corporate Units	11
Section 5.4	Termination Event	12
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i

Section 10.2	Amendment with Consent of Holders	27
Section 10.3	Execution of Amendments	28
Section 10.4	Effect of Amendments	28
Section 10.5	Reference of Amendments	28

	Article XI

	Miscellaneous

Section 11.1	No Waiver	29
Section 11.2	Governing Law; Submission to Jurisdiction	29
Section 11.3	Notices	29
Section 11.4	Successors and Assigns	29
Section 11.5	Counterparts	30
Section 11.6	Severability	30
Section 11.7	Expenses, Etc.	30
Section 11.8	Security Interest Absolute	31
Section 11.9	Notice of Termination Event	31
Section 11.10	Rights of the Purchase Contract Agent	31

Exhibit A —	Instruction from Purchase Contract Agent to Collateral Agent (Creation of Treasury Units)
Exhibit B —	Instruction from Collateral Agent to Securities Intermediary (Creation of Treasury Units)
Exhibit C —	Instruction from Purchase Contract Agent to Collateral Agent (Recreation of Corporate Units)
Exhibit D —	Instruction from Collateral Agent to Securities Intermediary (Recreation of Corporate Units)
Exhibit E —	Notice of Settlement with Cash from Collateral Agent to Purchase Contract Agent (Settlement with Cash Amounts)
Exhibit F —	Instruction to Custodial Agent Regarding Remarketing
Exhibit G —	Instruction to Custodial Agent Regarding Withdrawal from Remarketing
Schedule I —	Contact Persons for Confirmation

     Pledge Agreement, dated as of May 16, 2008 among American International Group, Inc., a Delaware corporation (the “Company”), Wilmington Trust Company, as collateral agent for the Company (in such capacity, the “Collateral Agent”), as custodial agent for the Holders from time to time of the Equity Units (in such capacity, the “Custodial Agent”), and as securities intermediary (as defined in Section 8-102(a)(14) of the UCC) with respect to each Collateral Account (in such capacity, the “Securities Intermediary”), and The Bank of New York, as purchase contract agent and as attorney-in-fact of the Holders from time to time of the Equity Units (in such capacity, the “Purchase Contract Agent”) under the Purchase Contract Agreement.
Recitals
     Whereas, the Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the “Purchase Contract Agreement”), pursuant to which 78,400,000 Corporate Units will be issued;
     Whereas, each Corporate Unit, at issuance, has an initial stated amount of $75 and consists of (a) a stock purchase contract (a “Stock Purchase Contract”) pursuant to which the Holder will purchase from the Company on each Stock Purchase Date, for $25, a number of shares of the Company’s common stock, par value $2.50 per share (“Common Stock”), equal to the Settlement Rate for such Stock Purchase Date; (b) a 1/40, or 2.5%, beneficial ownership interest in a Series B-1 Debenture having a principal amount of $1,000; (c) a 1/40, or 2.5%, beneficial ownership interest in a Series B-2 Debenture having a principal amount of $1,000, and (d) a 1/40, or 2.5%, beneficial ownership interest in a Series B-3 Debenture having a principal amount of $1,000; and
     Whereas, pursuant to the terms of the Purchase Contract Agreement and the Stock Purchase Contracts, the Holders of the Equity Units have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge to the Collateral Agent on behalf of the Company provided herein of the Collateral to secure the Obligations;
     Now, Therefore, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions.
     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;
     (b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;
Pledge Agreement

     (c) the following terms which are defined in the UCC shall have the meanings set forth therein: “Certificated Security,” “Control,” “Financial Asset,” “Entitlement Order,” “Securities Account” and “Security Entitlement”;
     (d) capitalized terms used herein and not defined herein have the meanings assigned to them in the Purchase Contract Agreement; and
     (e) the following terms have the meanings given to them in this Section 1.1(e):
     “Agreement” means this Pledge Agreement, as the same may be amended, modified or supplemented from time to time.
     “Collateral” means the collective reference to:
     (i) the Collateral Account and all investment property and other financial assets from time to time credited thereto and all security entitlements with respect thereto, including, without limitation:
     (A) the Debentures and security entitlements relating thereto that are a component of the Corporate Units from time to time,
     (B) any Pledged Treasury Portfolio purchased pursuant to a Successful Remarketing of Debentures,
     (C) any Qualifying Treasury Securities and security entitlements relating thereto delivered from time to time upon creation of Treasury Units in accordance with Section 5.2, and
     (D) payments made by Holders pursuant to Section 5.5;
     (ii) all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor); and
     (iii) all powers and rights now owned or hereafter acquired under or with respect to the Collateral.
     “Collateral Account” means the securities account of Wilmington Trust Company, as Collateral Agent, maintained by the Securities Intermediary and designated “Wilmington Trust Company, as Collateral Agent of American International Group, Inc., as pledgee of The Bank of New York, as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders.”
     “Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Collateral Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.
     “Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter “Company” shall mean such successor.
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     “Custodial Agent” means the Person named as the “Custodial Agent” in the first paragraph of this Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Custodial Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.
     “Obligations” means, with respect to each Holder, all obligations and liabilities of such Holder under such Holder’s Stock Purchase Contract, the Purchase Contract Agreement and this Agreement or any other document made, delivered or given in connection herewith or therewith, including, without limitation, Holder’s obligation to pay the Purchase Price on each applicable Stock Purchase Date, in each case whether on account of principal, interest (including, without limitation, interest accruing before and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Holder, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Company or the Collateral Agent or the Securities Intermediary that are required to be paid by the Holder pursuant to the terms of any of the foregoing agreements).
     “Permitted Investments” means any one of the following, in each case maturing on the Business Day following the date of acquisition:
     (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support of the timely payment thereof or such indebtedness constitutes a general obligation of it);
     (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million at the time of deposit (and which may include the institution acting as Collateral Agent);
     (iii) investments with an original maturity of 365 days or less of any Person that are fully and unconditionally guaranteed by a bank referred to in clause (ii);
     (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States of America;
     (v) investments in commercial paper, other than commercial paper issued by the Company or its Affiliates, of any corporation incorporated under the laws of the United States of America or any State thereof, which commercial paper has a rating at the time of purchase at least equal to “A-1” by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies (“S&P”), or at least equal to “P-1” by Moody’s Investors Service, Inc. (“Moody’s”); and
     (vi) investments in money market funds (including, but not limited to, money market funds managed by the institution acting as the Collateral Agent or an affiliate of the institution acting as the Collateral Agent) registered under the Investment Company Act of 1940, as
Pledge Agreement

amended, subject to Rule 2a-7 thereunder, and rated in the highest applicable rating category by S&P or Moody’s.
     “Pledge” means the lien and security interest created by this Agreement.
     “Pledged Debentures” means the Debentures and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge. References to the applicable Pledged Debentures mean the Debentures comprising part of a Corporate Unit at any time, and security entitlements with respect thereto, that are from time to time credited to the Collateral Account and not then released from the Pledge.
     “Pledged Securities” means the Pledged Debentures and the Pledged Treasury Securities, collectively.
     “Pledged Treasury Portfolio” means the Treasury Portfolio (within the meaning of clause (i) of the definition of such term in the Purchase Contract Agreement) and security entitlements with respect thereto that are from time to time credited to the Collateral Account and not released from the Pledge.
     “Pledged Treasury Securities” means Qualifying Treasury Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge. References to the applicable Pledged Treasury Securities mean the Qualifying Treasury Securities comprising part of a Treasury Unit at any time, and security entitlements with respect thereto, that are from time to time credited to the Collateral Account and not then released from the Pledge.
     “Proceeds” has the meaning ascribed thereto in Section 9-102(a)(64) of the UCC and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets and other property received, receivable or otherwise distributed upon the sale (including, without limitation, in any Remarketing), exchange, collection or disposition of any financial assets from time to time held in a Collateral Account.
     “Securities Intermediary” means the Person named as the “Securities Intermediary” in the first paragraph of this Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Securities Intermediary” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.
     “Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter “Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.
     “TRADES” means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.
     “TRADES Regulations” means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.
     “Transfer” means (i) in the case of certificated securities in registered form, delivery as provided in Section 8-301(a) of the UCC, endorsed to the transferee or in blank by an effective endorsement, (ii) in the case of a direct transfer of U.S. Treasury securities, registration of the transferee as the owner of such
Pledge Agreement

     Treasury Securities on TRADES and (iii) in the case of security entitlements, including, without limitation, security entitlements with respect to U.S. Treasury securities, a securities intermediary indicating by book entry that such security entitlement has been credited to the transferee’s securities account.
     “UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.
     “Value” means, with respect to any item of Collateral on any date, as to (1) cash, the face amount thereof, (2) Qualifying Treasury Securities or the Treasury Portfolio, the aggregate principal amount thereof at maturity, and (3) Debentures, the aggregate principal amount of thereof.
     (f) The following terms have the meanings set forth in the Section of this Agreement:

Encumbrance	Section 8.1(b)
Indemnitee	Section 9.8(b)
Loss or Losses	Section 9.8(b)
ARTICLE II
PLEDGE
     Section 2.1 Pledge.
     Each Holder, acting through the Purchase Contract Agent as such Holder’s attorney-in-fact, and the Purchase Contract Agent, acting solely as such attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority security interest in and to, and a lien upon and right of set-off against, all of such Person’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance when due (whether at maturity or otherwise) of the Obligations. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.
     Section 2.2 Termination.
     As to each Holder, this Agreement and the Pledge created hereby shall terminate upon the payment and performance in full of such Holder’s Obligations. Upon receipt of notice from the Purchase Contract Agent of such termination, the Collateral Agent shall, except as otherwise provided herein, instruct the Securities Intermediary to Transfer such Holder’s portion of the Collateral to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.
Pledge Agreement

ARTICLE III
DISTRIBUTIONS ON PLEDGED COLLATERAL
     Section 3.1 Income and Distributions.
     The Collateral Agent shall transfer to the Purchase Contract Agent for distribution to the applicable Holders as provided in the Stock Purchase Contracts or Purchase Contract Agreement all income and distributions received by the Collateral Agent on account of the Pledged Debentures or Permitted Investments from time to time held in the Collateral Account.
     Section 3.2 Payments Following Termination Event.
     Following a Termination Event, the Collateral Agent shall transfer all payments of principal amount it receives, if any, in respect of (1) the Pledged Debentures or any Pledged Treasury Portfolio and (2) the Pledged Treasury Securities, to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests, free and clear of the Pledge created hereby.
     Section 3.3 Payments Prior to or on Stock Purchase Date.
     (a) Subject to the provisions of Section 5.6, and except as provided in Sections 3.3(b) and 3.3(c), if no Termination Event shall have occurred,
     (i) all payments of principal received by the Securities Intermediary in respect of (x) the Pledged Debentures or any Pledged Treasury Portfolio and (y) the Pledged Treasury Securities shall be held in the Collateral Account and invested in Permitted Investments until the applicable Stock Purchase Date; and
     (ii) as provided in Section 5.7, (x) the Pledged Debentures of each series shall be transferred to the Company or upon the order of the Company on the applicable Stock Purchase Date, to the Remarketing Agent, on the applicable Remarketing Settlement Date, and (y) with respect to each Treasury Unit or Corporate Unit as to which the Holder has elected to effect a Settlement with Cash, $25 in cash shall be transferred to the Company on the applicable Stock Purchase Date. Any cash or Permitted Investments remaining in the Collateral Account on the applicable Stock Purchase Date shall be released from the Pledge by the Collateral Agent, and the Collateral Agent shall instruct the Securities Intermediary to, and the Securities Intermediary shall, Transfer to the Purchase Contract Agent such balance for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests, free and clear of the Pledge created thereby;
     (b) The Company shall instruct the Collateral Agent in writing as to the Permitted Investments in which any payments made under Section 3.3(a) shall be invested; provided, however, that if the Company fails to deliver such instructions by 10:30 a.m. (New York City time) on the day such payments are received by the Collateral Agent, the Collateral Agent shall invest such payments in the Permitted Investments as described in clause (vi) of the definition of Permitted Investments. The Collateral Agent shall have no liability in respect of losses incurred as a result of the failure of the Company to provide written investment direction. The Collateral Agent may conclusively rely on any written direction and shall bear no liability for any loss or other damage based on acting or omitting to act under this Section 3.3 pursuant to any direction of the Company and neither the Collateral Agent nor the
Pledge Agreement

Securities Intermediary shall in any way be liable for the selection of Permitted Investments or by reason of any insufficiency in a Collateral Account resulting from any loss on any Permitted Investment included therein.
     (c) All payments of principal received by the Securities Intermediary in respect of (1) the Debentures and (2) the Qualifying Treasury Securities or security entitlements thereto, that, in each case, have been released from a Pledge pursuant hereto shall be transferred to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.
     Section 3.4 Payments to Purchase Contract Agent.
     The Securities Intermediary shall use commercially reasonable efforts to deliver payments to the Purchase Contract Agent hereunder, to the extent it has received the same along with written notification, to the account designated by the Purchase Contract Agent for such purpose not later than 12:00 noon (New York City time) on the Business Day such payment is received by the Securities Intermediary; provided, however, that if such payment is received by the Securities Intermediary on a day that is not a Business Day or after 10:00 a.m. (New York City time) on a Business Day, then the Securities Intermediary shall use commercially reasonable efforts to deliver such payment to the Purchase Contract Agent no later than 10:30 a.m. (New York City time) on the next succeeding Business Day.
     Section 3.5 Assets Not Properly Released.
     If the Purchase Contract Agent or any Holder shall receive any principal payments on account of financial assets credited to the Collateral Account or to the Company and not released therefrom in accordance with this Agreement, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company and, upon receipt of an Issuer Order of the Company so directing, promptly deliver the same to the Securities Intermediary for credit to the Collateral Account or to the Company for application to the Obligations of such Holder, and the Purchase Contract Agent and such Holder shall acquire no right, title or interest in any such payments of principal so received. The Purchase Contract Agent shall have no liability under this Section 3.5 unless and until it has been notified in writing that such payment was delivered to it erroneously and shall have no liability for any action taken, suffered or omitted to be taken prior to its receipt of such notice.
ARTICLE IV
CONTROL
     Section 4.1 Establishment of Collateral Account.
     The Securities Intermediary hereby confirms that:
     (a) the Securities Intermediary has established the Collateral Account and its records identify the Collateral Agent as the sole person having a securities entitlement with respect to such Collateral Account;
     (b) it shall at all times maintain the Collateral Account as a securities account;
Pledge Agreement

     (c) subject to the terms of this Agreement, the Securities Intermediary shall identify in its records the Collateral Agent as the sole entitlement holder entitled to exercise the rights that comprise any financial asset credited to the Collateral Account;
     (d) all property delivered to the Securities Intermediary pursuant to this Agreement or the Purchase Contract Agreement, including any Permitted Investments, will be credited promptly to the Collateral Account;
     (e) all securities or other property underlying any financial assets credited to a Collateral Account shall be (i) registered in the name of the Purchase Contract Agent and endorsed to the Securities Intermediary or in blank, (ii) registered in the name of the Securities Intermediary or (iii) credited to another securities account maintained in the name of the Securities Intermediary; and
     (f) in no case will any financial asset credited to a Collateral Account be registered in the name of the Purchase Contract Agent or any Holder or specially endorsed to the Purchase Contract Agent or any Holder unless such financial asset has been further endorsed to the Securities Intermediary or in blank.
     Section 4.2 Treatment as Financial Assets.
     Each item of property (whether investment property, security, instrument or cash) credited to a Collateral Account shall be treated as a financial asset.
     Section 4.3 Sole Control by Collateral Agent.
     Except as provided in Sections 6.1 and 9.1, at all times prior to the termination of the Pledge, the Collateral Agent shall have sole Control of the Collateral Account, and the Securities Intermediary shall take instructions and directions, and comply with entitlement orders, with respect to the Collateral Account or any financial asset credited thereto solely from the Collateral Agent. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Purchase Contract Agent or any Holder or any other Person. Except as otherwise permitted under this Agreement, until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Purchase Contract Agent or any Holder.
     Section 4.4 Securities Intermediary’s Location.
     The Collateral Account and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Purchase Contract Agent and the Holders with respect thereto, shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction.
     Section 4.5 No Other Claims.
     Except for the claims and interest of the Collateral Agent and of the Purchase Contract Agent and the Holders in the Collateral Account, the Securities Intermediary (without having conducted any investigation) has no actual knowledge of any claim to, or interest in, the Collateral Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the
Pledge Agreement

Collateral Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Purchase Contract Agent.
     Section 4.6 Investment and Release.
     All proceeds of financial assets from time to time deposited in the Collateral Account shall be invested and reinvested as provided in this Agreement. At no time prior to termination of the Pledge with respect to any particular property shall such property be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.
     Section 4.7 Statements and Confirmations.
     The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Collateral Account and any financial assets credited thereto simultaneously to each of the Purchase Contract Agent, the Company and the Collateral Agent at their addresses for notices under this Agreement.
     Section 4.8 Tax Allocations.
     The Purchase Contract Agent shall perform all customary tax reporting with respect to all items of income, gain, expense and loss recognized in the Collateral Account to the extent such reporting is required by law. None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall have any tax reporting duties hereunder.
     Section 4.9 No Other Agreements.
     The Securities Intermediary has not entered into, and prior to the termination of the Pledge will not enter into, any agreement with any other Person relating to the Collateral Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.
     Section 4.10 Powers Coupled with an Interest.
     The rights and powers granted in this Article IV to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this Article IV shall continue in effect until the termination of the Pledge with respect to any and all Collateral.
     Section 4.11 Waiver of Lien; Waiver of Set-off.
     The Securities Intermediary waives any security interest, lien or right to make deductions or set-offs that it may now have or hereafter acquire in or with respect to the Collateral Account, any financial asset credited thereto or any security entitlement in respect thereof. Neither the financial assets credited to the Collateral Account, nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien or any other right in favor of any person other than the Company.
Pledge Agreement

ARTICLE V
INITIAL DEPOSIT; CREATION OF TREASURY
UNITS AND RECREATION OF CORPORATE
UNITS
     Section 5.1 Initial Deposit of Debentures.
     (a) Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Corporate Units, shall Transfer to the Collateral Agent for credit to the Collateral Account, the Debentures or security entitlements relating thereto, and the Securities Intermediary shall thereupon indicate by book-entry that such Debentures, regardless of whether received by the Securities Intermediary in the form of certified securities effectively endorsed in blank or as security entitlements, have been credited to the Collateral Account.
     (b) The Securities Intermediary may, at any time or from time to time, cause any or all securities or other property underlying any financial assets credited to the Collateral Account to be registered in the name of the Securities Intermediary, the Collateral Agent or their respective nominees; provided, however, that unless any event of default (as specified in Section 7.1(b)) hereunder shall have occurred and be continuing, the Securities Intermediary agrees not to cause any securities or other property underlying any financial assets to be so re-registered.
     Section 5.2 Creation of Treasury Units.
     (a) Pursuant to and in accordance with the procedures set forth in Section 3.13 of the Purchase Contract Agreement, a Holder of Corporate Units will have the right, at any time (other than during a Blackout Period), to create Treasury Units by substitution of the applicable Qualifying Treasury Securities or security entitlements with respect thereto for the Pledged Debentures of each series then comprising a part of all or a portion of such Holder’s Corporate Units, in integral multiples of 40 Corporate Units, by:
     (i) Transferring to the Purchase Contract Agent, for further Transfer to the Securities Intermediary for credit to the Collateral Account, principal amounts at maturity of the applicable Qualifying Treasury Securities on the date of deposit or security entitlements with respect thereto in principal amounts at maturity equal to the aggregate principal amounts of the Pledged Debentures to be released, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit A, (A) stating that such Holder has notified the Purchase Contract Agent that such Holder has Transferred the applicable Qualifying Treasury Securities or security entitlements with respect thereto to the Purchase Contract Agent for further Transfer to the Securities Intermediary for credit to the Collateral Account, (B) stating the aggregate principal amount at maturity of each applicable Qualifying Treasury Security or security entitlements with respect thereto Transferred by such Holder, and (C) requesting that the Collateral Agent instruct the Securities Intermediary to accept such Transfer of Qualifying Treasury Securities and to release from the Pledge to the Purchase Contract Agent as attorney-in-fact of such Holder an equal principal amount of each series of Pledged Debentures that is then a component of such Corporate Units; and
     (ii) delivering the related Corporate Units to the Purchase Contract Agent.
Pledge Agreement

     Upon receipt of such notice requesting the giving of instructions to the Securities Intermediary that such Transfer be accepted and confirmation that Qualifying Treasury Securities or security entitlements with respect thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit B, to release such Pledged Debentures from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.
     (b) Upon credit to the Collateral Account of the Qualifying Treasury Securities or security entitlements with respect thereto delivered by the Purchase Contract Agent and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release the Pledged Debentures of each series that is then a component of such Corporate Units from the Pledge and shall promptly Transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.
     Section 5.3 Recreation of Corporate Units.
     (a) Pursuant to and in accordance with the procedures set forth in Section 3.14 of the Purchase Contract Agreement, at any time (other than during a Blackout Period), a Holder of Treasury Units will have the right to recreate Corporate Units by substitution of the applicable series of Debentures or security entitlements with respect thereto for Pledged Treasury Securities in integral multiples of 40 Treasury Units by:
     (i) Transferring to the Purchase Contract Agent for further Transfer to the Securities Intermediary, for credit to the Collateral Account, for each 40 Corporate Units to be recreated, $1,000 principal amount of Debentures of each series that is then a component of Corporate Units or security entitlements with respect thereto, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit C, stating that (A) such Holder has Transferred such Debentures or security entitlements with respect thereto to the Purchase Contract Agent for further Transfer to the Securities Intermediary for credit to the Collateral Account, (B) stating the aggregate principal amount of Debentures of the applicable series or security entitlements with respect thereto Transferred by such Holder, and (C) requesting that the Collateral Agent instruct the Securities Intermediary to accept such Transfer and to release from the Pledge to the Purchase Contract Agent a corresponding amount of the applicable Pledged Treasury Securities related to such Treasury Units; and
     (ii) delivering the related Treasury Units to the Purchase Contract Agent.
     Upon receipt of such notice, the giving of instructions to the Securities Intermediary that such Transfer be accepted and confirmation that such Debentures or security entitlements with respect thereto have been credited to the Collateral Account, as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice substantially in the form of Exhibit D to release such Pledged Treasury Securities from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.
     (b) Upon credit to the Collateral Account of Debentures or security entitlements with respect thereto delivered by the Purchase Contract Agent and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release such Pledged Treasury Securities from the Pledge and
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shall promptly Transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.
     Section 5.4 Termination Event.
     (a) Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that a Termination Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly instruct the Securities Intermediary to Transfer:
     (i) any Pledged Debentures or Pledged Treasury Portfolio or security entitlements with respect thereto;
     (ii) any Pledged Treasury Securities or security entitlements with respect thereto; and
     (iii) any payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.5, to the Purchase Contract Agent for the benefit of the Holders for distribution to such Holders, in accordance with their respective interests, free and clear of the Pledge created hereby.
     (b) If such Termination Event shall result from the Company’s becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Debentures, the Pledged Treasury Portfolio, any Pledged Treasury Securities and payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.5 and Proceeds of any of the foregoing, as the case may be, as provided by this Section 5.4, the Purchase Contract Agent shall:
     (i) use its best efforts to obtain an opinion of a nationally recognized law firm to the effect that, notwithstanding the Company being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 5.4 and shall deliver or cause to be delivered such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (A) the Purchase Contract Agent shall be unable to obtain such opinion within 10 days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Debentures, the Pledged Treasury Portfolio, all Pledged Treasury Securities and the payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.5 and Proceeds of any of the foregoing, as the case may be, as provided in this Section 5.4, then the Purchase Contract Agent shall, upon receipt of instructions in accordance with the Purchase Contract Agreement, within 15 days after the occurrence of such Termination Event commence an action or proceeding in the court having jurisdiction of the Company’s case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and Transfer of all Pledged Debentures, the Pledged Treasury Portfolio, all Pledged Treasury Securities and the payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.5 hereof and Proceeds of any of the foregoing, or as the case may be, as provided by this Section 5.4; or
     (ii) upon receipt of instructions in accordance with the Purchase Contract Agreement, commence an action or proceeding like that described in Section 5.4(b)(i) within 10 days after the occurrence of such Termination Event.
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     Section 5.5 Settlement with Cash.
     (a) Upon receipt by the Collateral Agent of (1) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of the certificate evidencing the Corporate Units or Treasury Units, as the case may be, at the offices of the Purchase Contract Agent with a notice from a Holder of Corporate Units (other than a Corporate Unit as to which an interest in the Treasury Portfolio has replaced an interest in a series of Debentures) or Treasury Units that such Holder has elected, in accordance with the procedures specified in Section 5.02(b)(i) of the Purchase Contract Agreement to effect a Settlement with Cash, on or prior to 11:00 a.m. (New York City time) of the second Business Day immediately preceding a Stock Purchase Date and (2) payment by such Holder by deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding such Stock Purchase Date of the Purchase Price in lawful money of the United States by federal same day funds or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary, then the Collateral Agent shall:
     (i) instruct the Securities Intermediary promptly to invest any such cash in Permitted Investments consistent with the instructions of the Company as provided for below in this Section 5.5(a);
     (ii) instruct the Securities Intermediary to release from the Pledge such Holder’s related Pledged Securities of the applicable series, as to which such Holder has effected a Settlement with Cash pursuant to this Section 5.5(a); and
     (iii) instruct the Securities Intermediary to Transfer all such Pledged Securities to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.
     The Company shall instruct the Collateral Agent in writing as to the Permitted Investments in which any such cash shall be invested; provided, however, that if the Company fails to deliver such instructions by 10:30 a.m. (New York City time) on the day such payments are received by the Collateral Agent, the Collateral Agent shall invest such payments in the Permitted Investments as described in clause (vi) of the definition of Permitted Investments. The Collateral Agent shall have no liability in respect of losses incurred as a result of the failure of the Company to provide written investment direction. The Collateral Agent may conclusively rely on any written direction and shall bear no liability for any loss or other damage based on acting or omitting to act under this Section 5.5(a) pursuant to any direction of the Company and neither the Collateral Agent nor the Securities Intermediary shall in any way be liable for the selection of Permitted Investments or by reason of any insufficiency in a Collateral Account resulting from any loss on any Permitted Investment included therein.
     Upon receipt of the proceeds upon the maturity of the Permitted Investments on the applicable Stock Purchase Date, the Collateral Agent shall (A) instruct the Securities Intermediary to pay the portion of such proceeds, in immediately available funds, in an aggregate amount equal to the Purchase Price, to the Company on such Stock Purchase Date, and (B) cause the Securities Intermediary to release any amounts in excess of the Purchase Price earned from such Permitted Investments to the Purchase Contract Agent for distribution to the Purchase Contract Agent on behalf of the Holder.
     (b) If a Holder of Corporate Units (i) fails to notify the Purchase Contract Agent of its intention to make a Settlement with Cash as provided in Section 5.02(b)(i) of the Purchase Contract Agreement or (ii) does notify the Purchase Contract Agent of its intention to make a Settlement with
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Cash, but fails to deposit such cash as required by Section 5.02(b)(ii) of the Purchase Contract Agreement, to the extent of the amount of cash not so deposited, such Holder shall be deemed to have consented to the disposition of such Holder’s Pledged Securities in accordance with Section 5.02(b)(iii) of the Purchase Contract Agreement, and in the case of such failure as provided in clause (ii) of this Section 5.5(b), also be deemed to withdraw such notice to the Purchase Contract Agent to effect the Settlement with Cash to the extent of the amount of cash not deposited as required by Section 5.02(b)(ii) of the Purchase Contract Agreement; provided that the cash deposited as required by Section 5.02(b)(ii) of the Purchase Contract Agreement shall be in integral multiples of $1,000, and any amount in a fraction of such integral multiples shall be deemed not deposited as provided in clause (ii) of this Section 5.5(b) and transferred to the Purchase Contract Agent promptly.
     (c) If a Holder of Treasury Units (i) fails to notify the Purchase Contract Agent of its intention to make a Settlement with Cash as provided in Section 5.02(b)(i) of the Purchase Contract Agreement or (ii) does notify the Purchase Contract Agent of its intention to make a Settlement with Cash, but fails to deposit such cash as required by Section 5.02(b)(ii) of the Purchase Contract Agreement, to the extent of the amount of cash not so deposited, such Holder shall be deemed to have consented to the application of the proceeds of the Pledged Securities in accordance with Section 5.02(b)(iv) of the Purchase Contract Agreement, and in the case of such failure as provided in clause (ii) of this Section 5.5(c), also be deemed to withdraw such notice to the Purchase Contract Agent to effect the Settlement with Cash to the extent of the amount of cash not deposited as required by Section 5.02(b)(ii) of the Purchase Contract Agreement; provided that the cash deposited as required by Section 5.02(b)(ii) of the Purchase Contract Agreement shall be in integral multiples of $1,000, and any amount in a fraction of such integral multiples shall be deemed not deposited as provided in clause (ii) of this Section 5.5(b) and transferred to the Purchase Contract Agent promptly.
     (d) As soon as practical after 11:00 a.m. (New York City time) on the Business Day preceding the applicable Stock Purchase Date, the Collateral Agent shall deliver to the Purchase Contract Agent a notice, substantially in the form of Exhibit E, stating (i) the amount of cash that it has received with respect to the Settlement with Cash of Corporate Units, and (ii) the amount of cash that it has received with respect to the Settlement with Cash of Treasury Units.
     Section 5.6 Early Settlement and Cash Merger Early Settlement.
     Upon receipt by the Collateral Agent of a notice from the Purchase Contract Agent that a Holder of Equity Units has elected to effect either (i) Early Settlement of its obligations under the Stock Purchase Contracts forming a part of such Equity Units in accordance with the terms of the Stock Purchase Contracts and Section 5.07 of the Purchase Contract Agreement or (ii) Cash Merger Early Settlement of its obligations under the Stock Purchase Contracts forming a part of such Equity Units in accordance with the terms of the Stock Purchase Contracts and Section 5.04(b)(ii) of the Purchase Contract Agreement (which notice shall set forth the number of such Stock Purchase Contracts as to which such Holder has elected to effect Early Settlement or Cash Merger Early Settlement), and that the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount or Purchase Price for each $25 stated amount of Stock Purchase Contracts being settled pursuant to the terms of the Stock Purchase Contracts and the Purchase Contract Agreement, then the Collateral Agent shall release from the Pledge (1) the applicable Pledged Debentures of each series in the case of a Holder of Corporate Units or (2) the applicable Pledged Treasury Securities of each series, in the case of a Holder of Treasury Units, in each case in an amount equal to the product of (x) $25 for each $25 stated amount of Stock Purchase Contracts being settled, and (y) the number of Stock Purchase Contracts as to which such Holder has elected to effect Early Settlement or Cash Merger
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Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Debentures or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.
     Section 5.7 Application of Proceeds in Settlement of Stock Purchase Contracts.
     (a) In the event of a Successful Remarketing of a series of Debentures, the Collateral Agent shall instruct the Securities Intermediary to Transfer the Pledged Debentures of such series to the Remarketing Agent, upon confirmation of deposit by the Remarketing Agent of the Proceeds of such Successful Remarketing (less, to the extent permitted by the Remarketing Agreement, the Remarketing Agent’s Fee) in the Collateral Account and the Collateral Agent shall thereupon instruct the Securities Intermediary to purchase the Treasury Portfolio with the Proceeds of the Successful Remarketing. A Holder of Corporate Units shall be deemed to have elected to pay for the shares of Common Stock to be issued under the Stock Purchase Contract underlying the Corporate Units from the Proceeds of the related Pledged Treasury Portfolio after a Successful Remarketing. Without receiving any instruction from any Holder, the Collateral Agent shall instruct the Securities Intermediary to remit the Proceeds of the related Pledged Treasury Portfolio equal to the purchase price of the shares of Common Stock to be delivered on the applicable Stock Purchase Date to the Company to satisfy in full such Holder’s obligations to pay the Purchase Price to purchase shares of Common Stock under the related Stock Purchase Contracts on such Stock Purchase Date and to remit the balance of the Proceeds from the related Pledged Treasury Portfolio, if any, to the Purchase Contract Agent for distribution to such Holder.
     In the event of a Failed Remarketing with respect to any series of Debentures, the Collateral Agent, for the benefit of the Company, will, at the written instruction of the Company, deliver the Pledged Debentures of such series in accordance with the Company’s written instructions to satisfy in full, from any such disposition or retention, such Holders’ obligations to pay the Purchase Price for the shares of Common Stock to be issued on the applicable Stock Purchase Date under the Stock Purchase Contracts underlying such Corporate Units. The Holders recognize that there may be restrictions under the U.S. Federal securities laws on the ability of the Collateral Agent to sell the Pledged Debentures and that the Pledged Debentures may need to be sold in a non-public transaction to a limited number of institutional investors or a sale may need to be delayed in order to register the sale under the Securities Act of 1933, as amended. As a result, the proceeds from any sale of the Pledged Debentures may be substantially less than the principal amount of the Debentures. If the Company retains the Pledged Debentures in satisfaction of the Obligations, the Holders and the Company agree, to the extent permitted by law, that the Pledged Debentures will be treated as sold to the Company for a purchase price equal to the principal amount thereof. The Holders agree, to the extent permitted by law, that the principal amount is not less than the value of the Pledged Debentures in the context of a Failed Remarketing. If the Pledged Debentures are sold other than to the Company, the Collateral Agent shall promptly remit the Proceeds, if any, of the Pledged Debentures of such series in excess of the aggregate Purchase Price for the shares of Common Stock to be issued on the applicable Stock Purchase Date for such series under such Stock Purchase Contracts to the Purchase Contract Agent for payment to the Holders of the Corporate Units to which such Debentures relate.
     If a Holder of Corporate Units (unless the Treasury Portfolio has replaced the Debentures represented by such Corporate Units) has not elected to effect a Settlement with Cash by notifying the Purchase Contract Agent in the manner provided for in Section 5.02(b)(i) of the Purchase Contract Agreement or does notify the Purchase Contract Agent as provided in Section 5.02(b)(i) of the Purchase Contract Agreement of its intention to effect a Settlement with Cash, but fails to deliver the appropriate amount of cash as required by Section 5.02(b)(ii) of the Purchase Contract Agreement, such Holder shall
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be deemed to have consented to the disposition of such Holder’s Pledged Securities and Pledged Treasury Portfolio, if applicable, in accordance with Section 5.02(b)(iii) of the Purchase Contract Agreement and the preceding paragraph upon a Failed Remarketing.
     (b) A Holder of Treasury Units (unless such Holder elects to effect a Settlement with Cash pursuant to Section 5.5) shall be deemed to have elected to pay for the shares of Common Stock to be issued under the Stock Purchase Contract on any Stock Purchase Date underlying the Treasury Units from the Proceeds of the related Pledged Treasury Securities. Without receiving any instruction from any Holder, the Collateral Agent shall instruct the Securities Intermediary to remit the Proceeds of the related Pledged Treasury Securities to the Company in settlement of such Stock Purchase Contracts on such Stock Purchase Date (in the case of a Holder of Treasury Units). In the event the Proceeds from Permitted Investments acquired with the proceeds of Qualifying Treasury Securities prior to the applicable Stock Purchase Date exceeds the aggregate Purchase Price of the Stock Purchase Contracts being settled on such Stock Purchase Date, the Collateral Agent shall instruct the Securities Intermediary to transfer such excess, when received, to the Purchase Contract Agent for distribution to Holders.
ARTICLE VI
VOTING RIGHTS AND OTHER CONSENSUAL
RIGHTS
     Section 6.1 Voting and Other Consensual Rights.
     Subject to the terms of Section 4.02 of the Purchase Contract Agreement, the Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Debentures or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, however, that the Purchase Contract Agent shall not exercise or shall not refrain from exercising such right, as the case may be, if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Debentures; provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five Business Days’ prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Debentures, including notice of any meeting at which holders of the Debentures are entitled to vote or solicitation of consents, waivers or proxies of holders of the Debentures, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefore from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Debentures (in form and substance satisfactory to the Collateral Agent) as are prepared by the Company and delivered to the Purchase Contract Agent with respect to the Pledged Debentures.
ARTICLE VII
RIGHTS AND REMEDIES
     Section 7.1 Rights and Remedies of the Collateral Agent.
     (a) In addition to the rights and remedies set forth herein or otherwise available at law or in equity, after an event of default (as specified in Section 7.1(b)) hereunder, the Collateral Agent shall have
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all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (1) retention of the Pledged Debentures of the applicable series (or, if such Pledged Debentures shall have been sold in a Successful Remarketing, of the Pledged Treasury Portfolio) or the Pledged Treasury Securities of the applicable series or (2) sale of such Pledged Debentures, Pledged Treasury Portfolio or Pledged Treasury Securities in one or more public or private sales, in either case in full satisfaction of the Holders’ obligations under the Stock Purchase Contracts and the Purchase Contract Agreement.
     (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments from amounts transferred or transferable to the Company on account of the principal payments of any Pledged Treasury Portfolio or Pledged Treasury Securities (including, without limitation, any Permitted Investments purchased with the proceeds of any of the foregoing) as provided in Article III, in satisfaction of the Obligations of the Holders of the Equity Units under the related Stock Purchase Contracts on any Stock Purchase Date, the inability to make such payments shall constitute an “event of default” hereunder and the Collateral Agent shall have and may exercise, with reference to such Collateral any and all of the rights and remedies available to a secured party under the UCC and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.
     (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the principal amount of the Pledged Debentures and (ii) the principal amount of any Pledged Treasury Portfolio or Pledged Treasury Securities (including, without limitation, any Permitted Investments purchased with the proceeds of any of the foregoing), subject, in each case, to the provisions of Article III, and as otherwise granted herein.
     (d) The Purchase Contract Agent, as attorney-in-fact of the Holders, and each Holder of Equity Units agrees that, from time to time, upon the written request of the Collateral Agent or the Purchase Contract Agent, such Holder and the Purchase Contract Agent, as attorney-in-fact of the Holders, shall execute and deliver such further documents and do such other acts and things as the Company may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent acts, its own negligent failure to act or its own willful misconduct.
     Section 7.2 Remarketing.
     As soon as practicable after 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Remarketing Period Start Date, the Collateral Agent shall notify the Remarketing Agent of the aggregate principal amount of the applicable series of Pledged Debentures that is to be remarketed.
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     Section 7.3 Successful Remarketing.
     In the event of a Successful Remarketing, the Collateral Agent shall, at the written direction of the Company, instruct the Securities Intermediary to (i) Transfer the applicable Pledged Debentures to the Remarketing Agent upon confirmation of deposit by the Remarketing Agent of the Proceeds of such Successful Remarketing (after deducting any Remarketing Agent’s Fee in accordance with the Remarketing Agreement) in the Collateral Account and apply such Proceeds to purchase the Treasury Portfolio, (ii) Transfer the Treasury Portfolio (other than the Pledged Treasury Portfolio) to the Custodial Agent for deposit in an account separate from the Collateral Account, (iii) apply an amount from the Proceeds of the Pledged Treasury Portfolio on the applicable Stock Purchase Date equal to the aggregate Purchase Price for the shares of Common Stock to be issued under the related Stock Purchase Contracts on the applicable Stock Purchase Date in full satisfaction of such Holders’ obligations to pay the Purchase Price under the related Stock Purchase Contracts, and (iv) promptly remit the remaining portion of such Proceeds to the Purchase Contract Agent for payment to the Holders of Corporate Units, in accordance with their respective interests and the Purchase Contract Agreement. In the case of the Treasury Portfolio purchased with the Proceeds of the Pledged Debentures on the First Remarketing Settlement Date, on the next Payment Date the Custodial Agent shall remit the remaining portion of the Proceeds of the portion of the Treasury Portfolio corresponding to clause (ii) of the definition of such term to the Purchase Contract Agent for payment to the Holders of Corporate Units pursuant to Section 5.02(a)(i) of the Purchase Contract Agreement, in accordance with their respective interests and the Purchase Contract Agreement. On the applicable Stock Purchase Date, the Custodial Agent shall promptly remit the remaining portion of the Proceeds of the Treasury Portfolio to the Purchase Contract Agent for payment to the Holders of Corporate Units, in accordance with their respective interests and the Purchase Contract Agreement. With respect to Separate Debentures, any Proceeds of such Remarketing (after deducting any Remarketing Agent’s Fee in accordance with the Remarketing Agreement) attributable to the Separate Debentures will be remitted to the Custodial Agent for payment to the holders of Separate Debentures. In the event of a Failed Remarketing, the Pledged Debentures shall remain credited to the Collateral Account and Section 5.7 shall apply.
     Section 7.4 Remarketing of Separate Debentures.
     (a) On or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding each Remarketing Period Start Date, but no earlier than the Payment Date immediately preceding such date, Holders of Separate Debentures of the series of Debentures that is the subject of the Remarketing may elect to have their Separate Debentures remarketed by delivering their Separate Debentures along with a notice of such election substantially in the form of Exhibit F to the Collateral Agent, acting as Custodial Agent. The Custodial Agent shall hold Separate Debentures in an account separate from the Collateral Account in which the Pledged Securities and Pledged Treasury Portfolio shall be held. Holders of Separate Debentures electing to have their Separate Debentures remarketed will also have the right to withdraw that election by written notice to the Collateral Agent, substantially in the form of Exhibit G, on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the applicable Remarketing Period Start Date, upon which notice the Custodial Agent shall return such Separate Debentures to such Holder. After such time, such election shall become an irrevocable election to have such Separate Debentures remarketed in such Remarketing.
     (b) Promptly after 5:00 p.m. (New York City time) on second the Business Day immediately preceding the applicable Remarketing Period Start Date, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of the Separate Debentures to be remarketed and deliver to the Remarketing Agent for remarketing all Separate Debentures delivered to the Custodial Agent pursuant to
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this Section 7.4(b) and not validly withdrawn prior to such date. In the event of a Successful Remarketing, after deducting the Remarketing Agent’s Fee, the Remarketing Agent will remit to the Custodial Agent the remaining portion of the Proceeds of such Remarketing for payment to the Holders of the remarketed Separate Debentures, in accordance with their respective interests. In the event of a Failed Remarketing, the Remarketing Agent will promptly return such Separate Debentures to the Custodial Agent for distribution to the appropriate Holders.
     Section 7.5 Substitutions.
     Whenever a Holder has the right to substitute Treasury Securities, Debentures or security entitlements for any of them, as the case may be, for financial assets held in a Collateral Account, such substitution shall not constitute a novation of the security interest created hereby.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES;
COVENANTS
     Section 8.1 Representations and Warranties.
     Each Holder from time to time, acting through the Purchase Contract Agent as attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent (with respect to such Holder’s interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder through the Purchase Contract Agent Transfers Collateral, that:
     (a) such Holder has the power to grant a security interest in and lien on the Collateral;
     (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the sole right to Transfer, the Collateral it Transfers to the Collateral Agent for credit to an Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction of any nature, and whether arising by operation of law or by consent, other than the security interest and lien granted under Article II (an “Encumbrance”);
     (c) upon the Transfer of the Collateral to the Collateral Agent for credit to an Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of Control pursuant to Article IV); and
     (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of an Encumbrance or violate any provision of any existing law, rule or regulation applicable to it, or any judgment, order or decree
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applicable to it, or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.
     Section 8.2 Covenants.
     The Purchase Contract Agent and each of the Holders from time to time, acting through the Purchase Contract Agent as its attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:
     (a) neither the Purchase Contract Agent nor such Holder will create or purport to create or allow to subsist any Encumbrance over the Collateral or any part of it; and
     (b) neither the Purchase Contract Agent nor such Holder will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with the Transfer of the Equity Units.
ARTICLE IX
THE COLLATERAL AGENT, THE CUSTODIAL
AGENT AND THE SECURITIES
INTERMEDIARY
     It is hereby agreed as follows:
     Section 9.1 Appointment, Powers and Immunities.
     The Collateral Agent, the Custodial Agent or the Securities Intermediary shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, by the terms of this Agreement. The Collateral Agent, the Custodial Agent and Securities Intermediary shall:
     (a) have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, liabilities or obligations shall be inferred from this Agreement against the Collateral Agent, the Custodial Agent and the Securities Intermediary, nor shall the Collateral Agent, the Custodial Agent and the Securities Intermediary be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof and none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have any fiduciary relationship to the Holders of the Equity Units or any other Person;
     (b) not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Equity Units or the Purchase Contract Agreement (other than any certificate or document it is required to deliver hereunder), or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be), the Equity Units, any Collateral or the Purchase Contract Agreement or any
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other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or, except to the extent of the actions it is required to take hereunder, for the validity, perfection, enforceability, priority or maintenance of any security interest created hereunder;
     (c) not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 9.2, subject to Section 9.8);
     (d) not be responsible for any action taken or omitted to be taken by it in good faith hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and
     (e) not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.
     Subject to the foregoing, during the term of this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall take all reasonable action in connection with the safekeeping and preservation of the Collateral and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her affairs.
     The Collateral Agent, Securities Intermediary and Custodial Agent shall only be responsible for transferring money, securities or other property in accordance with the terms herein to the extent that such money, securities or other property is credited to the Collateral Account.
     No provision of this Agreement shall require the Collateral Agent, Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder. In no event shall the Collateral Agent, Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral.
     Section 9.2 Instructions of the Company.
     The Company shall have the right, by one or more written instruments executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall be indemnified to its satisfaction as provided herein. Nothing contained in this Section 9.2 shall impair the right of the Collateral Agent in its discretion to take any action which it deems proper and which is not inconsistent with such direction. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary has any obligation or responsibility to file any UCC financing or continuation statements or to take any other actions to create, preserve or maintain the security interest in the Collateral except as expressly set forth herein.
Pledge Agreement

     Section 9.3 Reliance by Collateral Agent, Custodial Agent and Securities Intermediary.
     Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled, in the absence of bad faith, to rely conclusively upon any certification, order, judgment, opinion, notice or other written communication (including, without limitation, any thereof by e-mail or similar electronic means, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and consult with and conclusively rely upon advice, opinions and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement. In the event any instructions are given (other than in writing at the time of the execution of this Agreement), whether in writing, by telecopier or otherwise, the Collateral Agent, the Custodial Agent and the Securities Intermediary are authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule I, and the Collateral Agent, the Custodial Agent and the Securities Intermediary may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Collateral Agent, the Custodial Agent and the Securities Intermediary.
     It is understood that the Collateral Agent, the Custodial Agent and the Securities Intermediary in any funds transfer may rely solely upon any account numbers or similar identifying number provided by the Company to identify (i) the beneficiary, (ii) the beneficiary’s bank or (iii) an intermediary bank. The Collateral Agent, the Custodial Agent and the Securities Intermediary may apply any of the deposited funds for any payment order it executes using any such identifying number, even where its use may result in a Person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank, or an intermediary bank, designated by the Company; provided, however, that payment is made to the account as specified by the Company.
     In each case that the Collateral Agent, Custodial Agent or Securities Intermediary may or is required hereunder to take any action, including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder, the Collateral Agent, Custodial Agent or Securities Intermediary may seek direction from the Company. The Collateral Agent, Custodial Agent or Securities Intermediary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an Issuer Order. Unless direction is otherwise expressly provided herein, if the Collateral Agent, Custodial Agent or Securities Intermediary shall request direction from the Company with respect to any action, the Collateral Agent, Custodial Agent or the Securities Intermediary shall be entitled to refrain from such action unless and until such agent shall have received written direction from the Company, and the agent shall not incur liability to any Person by reason of so refraining.
     Section 9.4 Certain Rights.
     (a) Whenever in the administration of the provisions of this Agreement the Collateral Agent, the Custodial Agent or the Securities Intermediary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Collateral Agent, the Custodial Agent or the Securities
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Intermediary, be deemed to be conclusively proved and established by an Issuer Order, and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary and such Issuer Order, in the absence of gross negligence or bad faith on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, shall be full warrant to the Collateral Agent, the Custodial Agent or the Securities Intermediary for any action taken, suffered or omitted by it under the provisions of this Agreement.
     (b) The Collateral Agent, the Custodial Agent or the Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document, but may make such further investigation as it may deem necessary, desirable or appropriate.
     Section 9.5 Merger, Conversion, Consolidation or Succession to Business.
     Any Person into which the Collateral Agent, the Custodial Agent or the Securities Intermediary may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be the successor of the Collateral Agent, the Custodial Agent or the Securities Intermediary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession.
     Section 9.6 Rights in Other Capacities.
     The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefore to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any other Person interested herein and any Holder of Equity Units (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Equity Units without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any Encumbrance in or upon the Collateral.
Section 9.7 Non-reliance on Collateral Agent, the Custodial Agent and Securities Intermediary.
     None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Equity Units of this Agreement, the Purchase Contract Agreement, the Equity Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Equity Units. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Equity Units (or any of their respective affiliates) that may come into the
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possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.
     Section 9.8 Compensation and Indemnity.
     The Company agrees to:
     (a) pay the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder;
     (b) indemnify and hold harmless the Collateral Agent, the Custodial Agent, the Securities Intermediary and each of their respective directors, officers, agents and employees (collectively, the “Indemnitees”), from and against any and all claims, actions, suits, liabilities, losses, damages, fines, penalties and expenses (including reasonable fees and expenses of counsel) and taxes (other than those based upon, determined by or measured by the income of the Collateral Agent, the Custodial Agent and Securities Intermediary) of any kind and nature, whatsoever (collectively, “Losses” and individually, a “Loss”) that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which either the Collateral Agent, the Custodial Agent or the Securities Intermediary is entitled to rely pursuant to the terms of this Agreement, provided that the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with gross negligence or engaged in willful misconduct with respect to the specific Loss against which indemnification is sought; and
     (c) in addition to and not in limitation of paragraph (b) immediately above, indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against, the Indemnitees or any of them in connection with or arising out of the Collateral Agent’s, the Custodial Agent’s or the Securities Intermediary’s acceptance or performance of its powers and duties under this Agreement; provided that the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with gross negligence or engaged in willful misconduct with respect to the specific Loss against which indemnification is sought.
     The provisions of this Section and Section 11.7 shall survive the resignation or removal of the Collateral Agent, Custodial Agent or Securities Intermediary and the termination of this Agreement.
     Section 9.9 Failure to Act.
     In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, then at its sole option, each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent, the Custodial Agent and the Securities Intermediary shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions.
Pledge Agreement

The Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either:
     (a) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary; or
     (b) the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to save it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may incur by reason of its acting.
     Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be required to take any action that is contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to any unindemnified liability.
Section 9.10 Resignation of Collateral Agent, the Custodial Agent and Securities Intermediary.
     Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary as provided below:
     (a) the Collateral Agent, the Custodial Agent or the Securities Intermediary may resign at any time by giving not less than 90 days’ notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Equity Units;
     (b) the Collateral Agent, the Custodial Agent or the Securities Intermediary may be removed at any time by the Company; and
     (c) the Collateral Agent, the Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent, and such failure shall be continuing, the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed by the Purchase Contract Agent, acting at the direction of the Holders of a majority in Stated Amount of the Equity Units.
     The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (c) of this Section 9.10. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent, Custodial Agent or Securities Intermediary shall have been so appointed and shall have accepted such appointment within 90 days after the retiring Collateral Agent’s, Custodial Agent’s or Securities Intermediary’s giving of notice of resignation or within 30 days of the Company’s or the Purchase Contract Agent’s giving notice of such removal, then the retiring or removed Collateral Agent, Custodial Agent or Securities Intermediary may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each be a
Pledge Agreement

bank, trust company or national banking association with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action, subject to payment of any amounts then due and payable to it hereunder, to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent’s, Custodial Agent’s or Securities Intermediary’s resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, Custodial Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent, Custodial Agent or Securities Intermediary hereunder, at a time when such Person is acting as the Collateral Agent, Custodial Agent or Securities Intermediary, shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Collateral Agent, Securities Intermediary or Custodial Agent, as the case may be.
     Section 9.11 Right to Appoint Agent or Advisor.
     The Collateral Agent, Custodial Agent and Securities Intermediary each shall have the right to appoint agents or advisors in connection with any of their respective duties hereunder, and the Collateral Agent, Custodial Agent and Securities Intermediary shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to Section 9.11 shall be subject to prior written consent of the Company, which consent shall not be unreasonably withheld.
     Section 9.12 Survival.
     The provisions of this Article IX shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.
     Section 9.13 Exculpation.
     Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary.
Pledge Agreement

ARTICLE X
AMENDMENT
     Section 10.1 Amendment without Consent of Holders.
     Without the consent of any Holders, the Company, when duly authorized by a Board Resolution, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, to:
     (a) evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company;
     (b) evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Purchase Contract Agent;
     (c) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company, provided that such covenants or such surrender do not adversely affect the validity, perfection or priority of the Pledge created hereunder;
     (d) cure any ambiguity (or formal defect) or correct or supplement any provisions herein which may be inconsistent with another such provisions herein; or
     (e) conform this Agreement to any amendment or supplement to, or waiver with respect to, the Purchase Contract Agreement, it being understood that any such amendment, supplement or waiver will not require approval under this Agreement;
     (f) make any other provisions with respect to such matters or questions arising under this Agreement, provided that such action shall not adversely affect the interests of the Holders in any material respect.
     Section 10.2 Amendment with Consent of Holders.
     With the consent of the Holders of not less than a majority in Stated Amount of the Equity Units at the time Outstanding, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of such Holders delivered to the Company, the Purchase Contract Agent, the Custodial Agent, the Securities Intermediary and the Collateral Agent, as the case may be, the Company, when duly authorized by a Board Resolution, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Equity Units; provided, however, that no such supplemental agreement shall, without the unanimous consent of the Holders of each Outstanding Equity Units:
     (a) change the amount or type of Collateral underlying the Equity Units (except for the rights of Holders of Corporate Units to substitute the Treasury Securities for the Pledged Debentures or the rights of Holders of Treasury Units to substitute Debentures, as applicable, for the Pledged Treasury Securities or the pledging of the
Pledge Agreement

Pledged Treasury Portfolio as Collateral), impair the right of the Holder of any Equity Units to receive distributions on the underlying Collateral or otherwise materially and adversely affect the Holder’s rights in or to such Collateral;
     (b) reduce the percentage of Equity Units the consent of whose Holders is required for the modification or amendment of the provisions of this Agreement;
provided that if any amendment or proposal referred to above would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority in the Stated Amount of such class; provided, further, that the unanimous consent of the Holders of each Outstanding Equity Unit of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (b) above.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof. Section 1.04 of the Purchase Contract Agreement shall apply to any Act of the Holders under this Agreement.
     Section 10.3 Execution of Amendments.
     In executing any amendment permitted by this Article, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 7.01 of the Purchase Contract Agreement with respect to the Purchase Contract Agent) shall be fully authorized and protected in relying upon an Officers’ Certificate stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied. The Collateral Agent, Custodial Agent, Securities Intermediary and Purchase Contract Agent may, but shall not be obligated to, enter into any such amendment which affects their own respective rights, duties or immunities under this Agreement or otherwise. Except as provided by the prior sentence, the Collateral Agent, Custodial Agent and Securities Intermediary shall enter into all other supplemental agreements.
     Section 10.4 Effect of Amendments.
     Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.
     Section 10.5 Reference of Amendments.
     Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall, if required by the Collateral Agent or the Purchase Contract Agent, bear a notation as to any matter provided for in such amendment. If the Company shall so determine, new Certificates so modified as to conform, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Certificates representing Outstanding Equity Units.
Pledge Agreement

ARTICLE XI
MISCELLANEOUS
     Section 11.1 No Waiver.
     No failure on the part of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
     Section 11.2 Governing Law; Submission to Jurisdiction.
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Holders from time to time of the Equity Units, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Holders from time to time of the Equity Units, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     Section 11.3 Notices.
     All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing delivered to the intended recipient at the “Address For Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. All notices by mail shall be delivered by first class mail, for which a return receipt is requested.
     Section 11.4 Successors and Assigns.
     This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Equity Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.
Pledge Agreement

     Section 11.5 Counterparts.
     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.
     Section 11.6 Severability.
     If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
     Section 11.7 Expenses, Etc.
     The Company agrees to reimburse the Collateral Agent, the Custodial Agent and the Securities Intermediary for:
     (a) all reasonable costs and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Custodial Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;
     (b) all reasonable costs and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Equity Units to satisfy its obligations under the Stock Purchase Contracts forming a part of the Equity Units and (ii) the enforcement of this Section 11.7;
     (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby;
     (d) all reasonable fees and expenses of any agent or advisor appointed by the Collateral Agent and consented to by the Company under Section 9.11; and
     (e) any other out-of-pocket costs and expenses reasonably incurred by the Collateral Agent, the Custodial Agent and the Securities Intermediary in connection with the performance of their duties and the exercise of their powers hereunder.
Pledge Agreement

     Section 11.8 Security Interest Absolute.
     All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall, to the fullest extent permitted by law, be absolute and unconditional irrespective of:
     (a) any lack of validity or enforceability of any provision of the Stock Purchase Contracts or the Equity Units or any other agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the Equity Units under the related Stock Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Stock Purchase Contract or any other agreement or instrument relating thereto; or
     (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.
     Section 11.9 Notice of Termination Event.
     Upon the occurrence of a Termination Event, the Company shall deliver written notice of such Termination Event to the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary.
     Section 11.10 Rights of the Purchase Contract Agent.
     In connection with its execution and performance hereunder the Purchase Contract Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Purchase Contract Agreement.
[SIGNATURES ON THE FOLLOWING PAGE]
Pledge Agreement

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.		The Bank of New York, as Purchase Contract Agent and as attorney-in- fact of the Holders from time to time of the Equity Units

By:	/s/ Robert A. Gender	By:	/s/ Sherma Thomas

Name:	Robert A. Gender	Name:	Sherma Thomas

Title:	Vice President and Treasurer	Title:	Assistant Treasurer

Address for Notices:		Address for Notices:

American International Group, Inc.		The Bank of New York
70 Pine Street,		101 Barclay Street - 8W
New York, NY 10270		New York, NY 10286
Attention:		Telephone: (212) 815-5283

Attention: Corporate Finance Group

Wilmington Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary

By:	/s/ David A. Vanasky, Jr.

Name:	David A. Vanasky, Jr.

Title:	Vice President

Address for Notices

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600
Telephone: (302) 636-6000
Attention: Corporate Trust Administration
Pledge Agreement

EXHIBIT A
INSTRUCTION
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Creation of Treasury Units)
Wilmington Trust Company,
as Collateral Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600
Telephone: (302) 636-6000/(302) 636-6019
Attention: Corporate Trust Administration/David Vanaskey
     Re:                      Corporate Units of American International Group, Inc. (the “Company”)
The securities account of Wilmington Trust Company, as Collateral Agent, maintained by the Securities Intermediary and designated “Wilmington Trust Company, as Collateral Agent of American International Group, Inc., as pledgee of The Bank of New York, as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “Collateral Account”)
          Please refer to the Pledge Agreement, dated as of May 16, 2008 (the “Pledge Agreement”), among the Company, you, as Collateral Agent, Custodial Agent and Securities Intermediary and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.
          We hereby notify you in accordance with Section 5.2 of the Pledge Agreement that the holder of securities named below (the “Holder”) has elected to substitute:
1.	$ aggregate principle amount at maturity of zero-coupon U.S. Treasury securities (CUSIP No. 912820GC5) maturing on February 15, 2011 or security entitlements with respect thereto;

2.	$ aggregate principle amount at maturity of zero-coupon U.S. Treasury securities (CUSIP No. 912820NA1) maturing on April 30, 2011 or security entitlements with respect thereto; and

3.	$ aggregate principle amount at maturity of zero-coupon U.S. Treasury securities (CUSIP No. 912820NK9) maturing on July 31, 2011 or security entitlements with respect thereto;
in exchange for equal principal amounts of applicable Pledged Debentures or security entitlements with respect thereto, relating to                      Corporate Units and has delivered to the undersigned a notice stating that the Holder has Transferred such Qualifying Treasury Securities or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.

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          We hereby request that you instruct the Securities Intermediary, upon confirmation that such Qualifying Treasury Securities or security entitlements thereto have been credited to the Collateral Account, to release to the undersigned, on behalf of the Holder for distribution to such Holder:
1.	an equal $ aggregate principal amount of Pledged Series B-1 Debentures;

2.	an equal $ aggregate principal amount of Pledged Series B-2 Debentures; and

3.	an equal $ aggregate principal amount of Pledged Series B-3 Debentures;
in accordance with Section 5.2 of the Pledge Agreement.

Date:	The Bank of New York, as
Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:
Name:
Title:
          Please print name and address of Holder electing to substitute Qualifying Treasury Securities or security entitlements with respect thereto for the Pledged Debentures:

Name:	Social Security or other Taxpayer Identification Number, if any:

Address:

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EXHIBIT B
INSTRUCTION
FROM COLLATERAL AGENT
TO SECURITIES INTERMEDIARY
(Creation of Treasury Units)
Wilmington Trust Company,
as Securities Intermediary
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600
Telephone: (302) 636-6000/(302) 636-6019
Attention: Corporate Trust Administration/David Vanaskey
     Re:                           Corporate Units of American International Group, Inc. (the “Company”)
The securities account of Wilmington Trust Company, as Collateral Agent, maintained by the Securities Intermediary and designated “Wilmington Trust Company, as Collateral Agent of American International Group, Inc., as pledgee of The Bank of New York, as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “Collateral Account”)
          Please refer to the Pledge Agreement, dated as of May 16, 2008 (the “Pledge Agreement”), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.
          When you have confirmed that:
1.	$ aggregate principle amount at maturity of zero-coupon U.S. Treasury securities (CUSIP No. 912820GC5) maturing on February 15, 2011 or security entitlements with respect thereto;

2.	$ aggregate principle amount at maturity of zero-coupon U.S. Treasury securities (CUSIP No. 912820NA1) maturing on April 30, 2011 or security entitlements with respect thereto; and

3.	$ aggregate principle amount at maturity of zero-coupon U.S. Treasury securities (CUSIP No. 912820NK9) maturing on July 31, 2011 or security entitlements with respect thereto;
has been credited to the Collateral Account by or for the benefit of                     , as Holder of Corporate Units (the “Holder”), and you are hereby instructed to release from the Collateral Account:
1.	an equal $ aggregate principal amount of Pledged Series B-1 Debentures;

2.	an equal $ aggregate principal amount of Pledged Series B-2 Debentures; and

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3.	an equal $ aggregate principal amount of Pledged Series B-3 Debentures;
or security entitlements with respect thereto, relating to                      Corporate Units of the Holder by Transfer to the Purchase Contract Agent on behalf of the Holder for distribution to such Holder.

Dated:	Wilmington Trust Company,
as Collateral Agent

By:

Name:
Title:
Please print name and address of Holder:

Name:	Social Security or other Taxpayer Identification Number, if any:

Address:

B-2

EXHIBIT C
INSTRUCTION
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Recreation of Corporate Units)
Wilmington Trust Company,
as Collateral Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600
Telephone: (302) 636-6000/(302) 636-6019
Attention: Corporate Trust Administration/David Vanaskey
     Re:                      Treasury Units of American International Group, Inc. (the “Company”)
The securities account of Wilmington Trust Company, as Collateral Agent, maintained by the Securities Intermediary and designated “Wilmington Trust Company, as Collateral Agent of American International Group, Inc., as pledgee of The Bank of New York, as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “Collateral Account”)
          Please refer to the Pledge Agreement, dated as of May 16, 2008 (the “Pledge Agreement”), among the Company, you, as Collateral Agent, as Securities Intermediary, as Custodial Agent and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.
          We hereby notify you in accordance with Section 5.3 of the Pledge Agreement that the holder of securities named below (the “Holder”) has elected to substitute:
1.	$ aggregate principal amount of Pledged Series B-1 Debentures;

2.	$ aggregate principal amount of Pledged Series B-2 Debentures; and

3.	$ aggregate principal amount of Pledged Series B-3 Debentures;
     or security entitlements with respect thereto, relating to                      Corporate Units of the Holder, in exchange for equal principal amounts at maturity of the applicable Pledged Treasury Securities relating to                      Treasury Units and has delivered to the undersigned a notice stating that the Holder has Transferred such Debentures or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.
          We hereby request that you instruct the Securities Intermediary, upon confirmation that such Debentures or security entitlements with respect thereto have been credited to the Collateral Account, to release to the undersigned:
1.	an equal $ aggregate principle amount at maturity of zero-coupon U.S. Treasury securities (CUSIP No. 912820GC5) maturing on February 15, 2011 or security entitlements with respect thereto;

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2.	an equal $ aggregate principle amount at maturity of zero-coupon U.S. Treasury securities (CUSIP No. 912820NA1) maturing on April 30, 2011 or security entitlements with respect thereto; and

3.	an equal $ aggregate principle amount at maturity of zero-coupon U.S. Treasury securities (CUSIP No. 912820NK9) maturing on July 31, 2011 or security entitlements with respect thereto;
related to                      Treasury Units of such Holder in accordance with Section 5.3 of the Pledge Agreement.

Dated:	The Bank of New York,
as Purchase Contract Agent

By:

Name:
Title:
          Please print name and address of Holder electing to substitute Debentures or security entitlements with respect thereto for Pledged Treasury Securities:

Name:	Social Security or other Taxpayer
Identification Number, if any:

Address:

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EXHIBIT D
INSTRUCTION
FROM COLLATERAL AGENT
TO SECURITIES INTERMEDIARY
(Recreation of Corporate Units)
Wilmington Trust Company,
as Securities Intermediary
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600
Telephone: (302) 636-6000/(302) 636-6019
Attention: Corporate Trust Administration/David Vanaskey
     Re:                                          Treasury Units of American International Group, Inc. (the “Company”)
The securities account of Wilmington Trust Company, as Collateral Agent, maintained by the Securities Intermediary and designated “Wilmington Trust Company, as Collateral Agent of American International Group, Inc., as pledgee of The Bank of New York, as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “Collateral Account”)
          Please refer to the Pledge Agreement, dated as of May 16, 2008 (the “Pledge Agreement”), among the Company, you, as Securities Intermediary, Custodial Agent and Collateral Agent, and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.
          When you have confirmed that:
1.	$ aggregate principal amount of Pledged Series B-1 Debentures;

2.	$ aggregate principal amount of Pledged Series B-2 Debentures; and

3.	$ aggregate principal amount of Pledged Series B-3 Debentures;
or security entitlements with respect thereto, relating to                                          Corporate Units, have been credited to the Collateral Account by or for the benefit of                                         , as Holder of Treasury Units (the “Holder”), and you are hereby instructed to release from the Collateral Account:
1.	an equal $ aggregate principle amount at maturity of zero-coupon U.S. Treasury securities (CUSIP No. 912820GC5) maturing on February 15, 2011 or security entitlements with respect thereto;

2.	an equal $ aggregate principle amount at maturity of zero-coupon U.S. Treasury securities (CUSIP No. 912820NA1) maturing on April 30, 2011 or security entitlements with respect thereto; and

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3.	an equal $ aggregate principle amount at maturity of zero-coupon U.S. Treasury securities (CUSIP No. 912820NK9) maturing on July 31, 2011 or security entitlements with respect thereto;
by Transfer to the Purchase Contract Agent, on behalf of such Holder for distribution to such Holder.

Wilmington Trust Company, as Collateral Agent
By:
Name:
Dated:		Title:

Please print name and address of Holder:

Name:	Social Security or other Taxpayer Identification Number, if any:

Address:

D-2

EXHIBIT E
NOTICE OF SETTLEMENT WITH CASH FROM COLLATERAL
AGENT TO PURCHASE CONTRACT AGENT
(Settlement with Cash Amounts)
The Bank of New York,
as Purchase Contract Agent
101 Barclay Street, 8W
New York, NY 10286
Telephone No.: 212-815-5283
Attention: Corporate Finance Group
     Re:                                          Equity Units of American International Group, Inc. (the “Company”)                                          Treasury Units of the Company
          Please refer to the Pledge Agreement, dated as of May 16, 2008 (the “Pledge Agreement”), by and among you, the Company, and the undersigned, as Collateral Agent, Custodial Agent and Securities Intermediary. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.
          In accordance with Section 5.5(d) of the Pledge Agreement, we hereby notify you that as of 11:00 a.m. (New York City time) on the Business Day immediately preceding the applicable Stock Purchase Date, we have received (i) $                                          in immediately available funds paid in an aggregate amount equal to the Purchase Price due to the Company on the Stock Purchase Date with respect to                                          Corporate Units, and (ii) $                                           in immediately available funds paid in an aggregate amount equal to the Purchase Price due to the Company on such Stock Purchase Date with respect to                      Treasury Units.

Wilmington Trust Company, as Collateral Agent
By:
Name:
Dated:		Title:

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EXHIBIT F
INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING
Wilmington Trust Company,
as Collateral Agent, acting as Custodial Agent,
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600
Telephone: (302) 636-6000/(302) 636-6019
Attention: Corporate Trust Administration/David Vanaskey
Re:  [5.67% Series B-1 Junior Subordinated Debentures]
[5.82% Series B-2 Junior Subordinated Debentures]
[5.89% Series B-3 Junior Subordinated Debentures]
(the “Debentures”) of American International Group, Inc. (the “Company”)
          The undersigned hereby notifies you in accordance with Section 7.4 of the Pledge Agreement, dated as of May 16, 2008 (the “Pledge Agreement”), among the Company, you, as Collateral Agent, Custodial Agent and Securities Intermediary and The Bank of New York, as the Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units from time to time, that the undersigned elects to deliver $                                          aggregate principal amount of Debentures for remarketing pursuant to Section 7.4 of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Debentures tendered hereby. Capitalized terms used herein but not defined shall have the meaning, set forth in the Pledge Agreement.
          The undersigned hereby instructs you to deliver such Debentures to or upon the order of the Remarketing Agent against payment of the Proceeds of such remarketing from the Remarketing Agent, and to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under “A. Payment Instructions.” The undersigned hereby instructs you, in the event of a Failed Remarketing, to deliver such Separate Debentures to the person(s) and the address(es) indicated herein under “B. Delivery Instructions.”
          With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Debentures tendered hereby and that the undersigned is the record owner of any Debentures tendered herewith in physical form or a participant in The Depository Trust Company (“DTC”) and the beneficial owner of any Debentures tendered herewith by book-entry transfer to your account at DTC, (ii) agrees to be bound by the terms and conditions of Section 7.4 of the Pledge Agreement and all other provisions regarding Remarketing in the Purchase Contract Agreement and the Pledge Agreement (iii) acknowledges and agrees that after the close of business on the second Business Day immediately preceding the applicable Remarketing Period Start Date, such election shall become an irrevocable election to have such Debentures remarketed in the Remarketing, and that the Debentures tendered herewith will only be returned in the event of a Failed Remarketing.

Date:

By:
Name:
Title:
Signature Guarantee:

Name	Social Security or other Taxpayer Identification Number, if any

Address

A. PAYMENT INSTRUCTIONS
Proceeds of the Remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.
Name(s)
(Please Print)
Address
(Please Print)
(Zip Code)
(Tax Identification or Social Security Number)
B. DELIVERY INSTRUCTIONS
In the event of a Failed Remarketing, Debentures which are in the form of definitive certificates should be delivered to the person(s) set forth below and mailed to the address set forth below.
Name(s)
(Please Print)
Address
(Please Print)
(Zip Code)

(Tax Identification or Social Security Number)
In the event of a Failed Remarketing, Debentures which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

DTC Account Number
Name of Account Party:

EXHIBIT G
INSTRUCTION TO CUSTODIAL AGENT REGARDING
WITHDRAWAL FROM REMARKETING
Wilmington Trust Company,
as Custodial Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600
Telephone: (302) 636-6000/(302) 636-6019
Attention: Corporate Trust Administration/David Vanaskey

Re:	[5.67% Series B-1 Junior Subordinated Debentures]
[5.82% Series B-2 Junior Subordinated Debentures]
[5.89% Series B-3 Junior Subordinated Debentures]
(the “Debentures”) of American International Group, Inc. (the “Company”)
          The undersigned hereby notifies you in accordance with Section 7.4 of the Pledge Agreement, dated as of May 16, 2008 (the “Pledge Agreement”), among the Company and you, as Custodial Agent, Collateral Agent and Securities Intermediary, and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units from time to time, that the undersigned elects to withdraw the $                     aggregate principal amount of Debentures delivered to the Custodial Agent on                     , 20___ for remarketing pursuant to Section 7.4 of the Pledge Agreement. The undersigned hereby instructs you to return such Debentures to the undersigned in accordance with the undersigned’s instructions. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.

Date:

By:

Name:
Title:
Signature Guarantee:

Name

Social Security or other Taxpayer
Identification Number, if any

Address

G -1

DELIVERY INSTRUCTIONS
Debentures which are in the form of definitive certificates should be delivered to the person(s) set forth below and mailed to the address set forth below.
Name(s)
(Please Print)
Address
(Please Print)
(Zip Code)
(Tax Identification or Social Security Number)
Debentures which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

DTC Account Number

Name of Account Party:

G -2

SCHEDULE I
CONTACT PERSONS FOR CONFIRMATION

Person(s) in Any of The Following Titles in
the Company	Address/Phone Number
Treasurer or Secretary	American International Group, Inc.
70 Pine Street,
New York, NY 10270
Tel: (212) 770-7000

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